UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

Filana Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41905	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 16, 2026, the United States Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) vacated the order of the U.S. District Court for the Western District of Texas (the “Texas District Court”) granting class certification in the securities class action pending against Filana Therapeutics, Inc. (the “Company”) and certain named officers and employees (together with the Company, the “Defendants”). Following the Company’s successful appeal, further proceedings regarding class certification will proceed on remand in the Texas District Court pursuant to the Fifth Circuit’s order.

As previously disclosed, in October 2025 the Fifth Circuit agreed to hear the Defendants’ interlocutory appeal challenging the Texas District Court’s class certification order, which granted class certification for all purchasers or acquirers of the Company’s securities between September 14, 2020 and October 12, 2023.

The Fifth Circuit concluded that the Texas District Court misapplied the applicable legal standard in certifying the class. Specifically, the Fifth Circuit accepted the Company’s position that the Texas District Court failed to evaluate evidence of market inefficiency and improperly rejected without proper consideration the Defendants' argument that certain meme-stock dynamics impacted the Company's securities during the class period. The Fifth Circuit made no judgment about whether the Company’s securities traded in an efficient or inefficient market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FILANA THERAPEUTICS, INC.
a Delaware corporation

Date: October 20, 2026
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer